EXHIBIT 2.2

               PROPRIETARY SOFTWARE LICENSE AND SUPPORT AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of June 30, 2003 (the "Effective Date") by and between LiveCSP, Inc., a California corporation, with its principal office at 8001 Irvine Center Drive, Suite 960, Irvine,
California   92618   ("LiveCSP"),   on  the  one  hand,   and  Pacific   Magtron
International, Corp., a Nevada corporation, and LiveWarehouse, Inc., a California corporation and a wholly-owned subsidiary of Pacific Magtron International, Corp., on the other hand, both with their principal offices at 1600 California Circle, Milpitas, California 95035. Pacific Magtron International Corp., and LiveWarehouse, Inc., are referred to herein collectively as "PMIC/LiveWarehouse."

WHERAS, LiveCSP currently provides certain electronic commerce support services to LiveWarehouse, Inc., under the URL "livewarehouse.com," and LiveCSP desires to continue providing such electronic commerce support services subject to and in accordance with the terms and conditions of this Agreement; and

WHEREAS,   PMIC/LiveWarehouse  desires  that  LiveCSP  continue  providing  such electronic commerce support services;

NOW, THEREFORE, for the mutual consideration set forth herein, the adequacy of which is hereby acknowledged, LiveCSP and PMIC/LiveWarehouse hereby agree as follows:

1.   LICENSE GRANT.

A. LiveCSP hereby grants to PMIC/LiveWarehouse an exclusive right and license to use the LiveMarket software used to operate the website identified as http://www.livewarehouse.com ("Designated Site") for the term of this Agreement. The LiveMarket software used to operate the Designated Site shall be referred to hereinafter as the "Licensed Materials." The license granted herein is non-transferable; however, PMIC/LiveWarehouse may transfer the license upon the express, prior written consent of LiveCSP, which consent shall not be unreasonably withheld.

B. LiveCSP shall be responsible for delivery of the Licensed Materials, the developer's guide and source code excluding COM (Component Object Model) component source code.

C. PMIC/LiveWarehouse shall be solely responsible for the supervision, management and control of its use of the Licensed Materials, including without limitation: (i) the sourcing, licensing, payment and compliance for all third-party software required to operate the Licensed Materials; (ii) assuring proper machine configurations, audit controls and operating methods; (iii) establishing adequate backup plans, based on alternative procedures and access to qualified programming personnel; and (iv) implementing sufficient recovery procedures and checkpoints to satisfy its requirements for security and accuracy of input, as well as, system restart and recovery in the event of a malfunction. PMIC/LiveWarehouse acknowledges that certain third-party software is necessary to operate the Licensed Materials.

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D.   PMIC/LiveWarehouse  may use the Licensed  Materials only in connection with
LiveWarehouse's internal operations. PMIC/LiveWarehouse is expressly prohibited from using the Licensed Materials for the benefit of any third parties. PMIC/LiveWarehouse may, from time to time, change the Designated Site and/or the location of the Designated Site to any computer site of PMIC/LiveWarehouse, subject to PMIC/LiveWarehouse giving LiveCSP written notice of such change 10 business days prior to any such change. During the term of this Agreement, and at any given time, PMIC/LiveWarehouse is authorized to use the Licensed Materials on only one of LiveWarehouse's computers or on a cluster of
LiveWarehouse's   computers;   PMIC/LiveWarehouse  may  not  copy  or  otherwise
reproduce the Licensed Materials, or any part thereof (except such copying, strictly limited in number, as is essential for system backup, testing, maintenance or recovery purposes).

2.   TERM OF THIS LICENSE AGREEMENT.

This Agreement shall be effective as of the Effective Date and shall expire on June 25, 2008.

3.   SUPPORT PLAN.

A. Terms of Support. LiveCSP shall continue to provide certain electronic commerce support services to PMIC/LiveWarehouse under the URL "livewarehouse.com." The support plan provided hereunder shall be for a period of two years or 480 hours of support services, whichever occurs first. 480 hours is the maximum amount of hours of commitment under this Agreement. Commencing on the Effective Date, LiveCSP shall provide to PMIC/LiveWarehouse electronic commerce support services in the amount of 20 hours per month. The number of hours of support services provided by LiveCSP shall be deducted each month from the total number of unused hours; however, in no event shall the number of hours deducted each month be less than 20 hours, even if PMIC/Warehouse does not use 20 hours of support services in a given month. Upon the delivery of 480 hours or 24 consecutive months of support services, whichever occurs first, LiveCSP's support service shall terminate.

B. New Releases. From time to time LiveCSP may issue modified or enhanced versions of the Licensed Materials, which shall be referred to herein as a "New Release." To the extent LiveCSP issues New Releases, LiveCSP will provide PMIC/LiveWarehouse with all New Releases during the term of this Agreement.

4.   ACCOUNTING OF HOURS PROVIDED UNDER SUPPORT PLAN.

For each month LiveCSP provides support services under this Agreement, LiveCSP shall deliver to PMIC/LiveWarehouse an accounting of support hours provided. LiveCSP will use its best effort to provide the accounting within fifteen (15) calendar days of the end of the month to which the accounting relates. LiveCSP's invoice shall disclose the hours of support services provided for the month reported and the balance of hours remaining under the terms of this Agreement. PMIC/LiveMarket shall advise LiveCSP in writing within 10 business days of the date of the invoice, of any discrepancy or dispute concerning the hours recorded in LiveCSP's invoice. Failure to timely raise such issues shall be deemed an acceptance of LiveCSP's invoice and accounting set forth therein.

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5.   CONFIDENTIALITY.

A. Confidential Information. "Confidential Information" means any confidential technical data, trade secret, know-how, or other confidential information disclosed by LiveCSP in writing, orally, or other form, which relates to or reflects the ideas and expressions contained in the Licensed Materials.

B. Nondisclosure. PMIC/LiveWarehouse agrees that it will not disclose any Confidential Information to any third party and will not use any Confidential Information for any purpose other than performance of the rights and obligations hereunder during the term of this Agreement and for a period of 10 years thereafter, without the prior, written consent of LiveCSP.

6.   INDEMNITY.

LiveCSP hereby agrees to defend, indemnify and hold harmless PMIC/LiveMarket against all costs, expenses, and losses, including attorney fees and costs, incurred through claims of infringement by the Licensed Materials of any patent, copyright, trade secret, or other proprietary right. LiveCSP's agreement to indemnify set forth above is subject to the following: (i) PMIC/LiveWarehouse shall promptly notify LiveCSP in writing of any notice of such claim; (ii) LiveCSP shall have sole control of the defense of any action on such claim and all negotiations for its settlement or compromise; and (iii) PMIC/LiveWarehouse shall permit LiveCSP at LiveCSP's option and expense, either to procure for PMIC/LiveWarehouse the right to continue using the Licensed Materials or modify the Licensed Materials so that they become non-infringing.

7.   LIABILITY.

Except as provided for in Section 6 (Indemnity) above, LiveCSP shall have no liability for damages to PMIC/LiveWarehouse for any cause whatsoever, regardless of the form of action, arising from the use of the Licensed Materials. Moreover, in no event shall LiveCSP be liable for any lost profits, goodwill, or other consequential, special or indirect damages incurred by PMIC/LiveWarehouse in connection with or arising from the use of the Licensed Materials.

8.   NOTICES.

All notices, requests, demands and other communications under this Agreement shall be in writing. When mailed certified mail, return receipt requested, notice is effective on receipt as confirmed by the return receipt. When mailed first-class to the last address of the recipient known to the party giving notice, notice is effective three (3) mail delivery days after postmark of deposit in a United States Postal Service office or mailbox. Addresses for purpose of giving notice are as follows:

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               If to PMIC/LiveWarehouse:

               Theodore S. Li
               Pacific Magtron International Corp., and
               LiveWarehouse, Inc.
               1600 California Circle
               Milpitas, California 95035
               Tel: (408) 956-8888
               Fax: (408) 956-5777

               With a copy to:

               Christian J. Hoffmann, III, Esq.
               Quarles & Brady Streich Lang LLP
               Renaissance One
               Two N. Central Avenue
               Phoenix, Arizona  85004-2391
               Tel: (602) 229-5336
               Fax: (602) 420-5008

               If to LiveCSP:

               Marc Huynen
               LiveCSP, Inc.
               8001 Irvine Center Drive, Suite 960
               Irvine, California 92618
               Tel: (949) 788-0708
               Fax: (949) 788-0098

               With a copy to:

               Andrew A. Smits
               Law Offices of Andrew A. Smits
               19900 MacArthur Boulevard, Suite 1150
               Irvine, California 92612
               Tel: (949) 833-1025
               Fax: (949) 223-9611

Any party may change its address or facsimile number by giving the other party notice of the change in any manner permitted by this Agreement.

9.  NO WAIVER AND REMEDIES.

No waiver or a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy shall be deemed a waiver of any other breach, failure, right, or remedy, whether or not

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similar,  nor shall any waiver constitute a continuing waiver unless the writing so specifies. No remedy or election hereunder shall be deemed exclusive but it shall, wherever possible, be cumulative with all other remedies in law or equity.

10.  BINDING AGREEMENT.

The parties covenant and agree that this Agreement, when executed and delivered by the parties, will constitute a legal, valid and binding agreement between the parties and will be enforceable in accordance with its terms.

11.  CHOICE OF LAW.

This Agreement, and any dispute arising from the relationship between the parties to this Agreement, shall be governed by, construed, interpreted and enforced according to the laws of the State of California.

12.  ATTORNEY FEES AND COSTS.

Except as provided is Section 6 (Indemnity) above, in any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contact, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded reasonable attorney fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

13.  HEADINGS AND THE USE OF PRONOUNS.

The paragraph headings hereof are intended solely for convenience of reference and shall not be construed to explain any of the provisions of this Agreement. All pronouns and any variations thereof and other words, as applicable, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or matter may require.

14.  SEVERABILITY.

If a court or arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision.

15.  RULES OF CONSTRUCTION.

Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement.

16. ENTIRE AGREEMENT.

This Agreement, together with the Asset Purchase and Sale Agreement to which this Agreement is Schedule 1.2, constitutes the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. No party has been induced to enter

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into this  Agreement  by, nor is any party  relying  on, any  representation  or warranty outside those expressly set forth in this Agreement.

17. MODIFICATION.

This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties hereto. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by both parties.

18.  ASSIGNABILITY.

Neither party may assign this Agreement or the rights and obligations thereunder to any third party without the prior express written approval of the other party.

19. COUNTERPARTS.

This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of first above written.


"PMIC/LiveMarket"                       "LiveCSP"

Pacific Magtron International Corp.     LiveCSP, Inc.


By:                                     By:
    /s/ Ted Li                              /s/ Marc Huynen
    ------------------------------          ------------------------------------
    Ted Li, President                       Marc Huynen, President


LiveWarehouse, Inc.


By:
    /s/ Ted Li
    ------------------------------
    Ted Li, President

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